Exhibit 99.1

CONTACT:	John Van Heel
Chief Executive Officer
(585) 647-6400

Robert Gross
Executive Chairman
(585) 647-6400

Catherine D’Amico
Executive Vice President – Finance
Chief Financial Officer
(585) 647-6400

Investors: Effie Veres
Media: Kelly Whitten
FTI Consulting
(212) 850-5600

FOR IMMEDIATE RELEASE

MONRO MUFFLER BRAKE, INC. DECLARES QUARTERLY CASH DIVIDEND AND ANNOUNCES

PARTICIPATION IN THE UBS GLOBAL CONSUMER CONFERENCE

ROCHESTER, N.Y. – February 22, 2016 – Monro Muffler Brake, Inc. (Nasdaq: MNRO), a leading provider of automotive undercar repair and tire services, today announced that its Board of Directors has declared a quarterly cash dividend of $.15 per share on the Company’s outstanding shares of common stock, including the shares of common stock to which the holders of the Company’s Class C Convertible Preferred Stock are entitled. The dividend is payable on March 25, 2016 to shareholders of record at the close of business on March 15, 2016.

In addition, the Company today announced that Robert Gross, Executive Chairman, will present at the UBS Global Consumer Conference in Boston, Massachusetts. The Company’s presentation will take place on Wednesday, March 9, 2016 at 11:15 a.m. ET. A live webcast of the presentation will be available via the Investor Relations section of the Company’s website (www.monro.com) and will be archived for two weeks.

About Monro Muffler Brake

Monro Muffler Brake operates a chain of stores providing automotive undercar repair and tire services in the United States, operating under the brand names of Monro Muffler Brake and Service, Mr. Tire, Tread Quarters Discount Tires, Autotire, Tire Warehouse, Tire Barn, Ken Towery’s Tire and Auto Care, The Tire Choice and Car-X. The Company currently operates 1,031 Company stores in 25 states and is the franchisor of 134 Car-X stores in ten states. Monro’s stores provide a full range of services for brake systems, steering and suspension systems, tires, exhaust systems and many vehicle maintenance services.

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